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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 25, 2001

                        COMMISSION FILE NUMBER: 000-23247

                                   FOCAL, INC.
             (Exact name of registrant as specified in its charter)

DELAWARE                                           94-3142791
(State of Incorporation)                           (IRS Employer Identification
                                                   Number)

                                 4 Maguire Road
                         Lexington, Massachusetts 02421
                    (Address of principal executive offices)

                                 (781) 280-7800
                        (Telephone number of registrant)


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ITEM 5.  OTHER EVENTS.

            On April 25, 2001, Focal, Inc., a Delaware corporation ("Registrant"), entered into a definitive Agreement and Plan of Merger (the "Merger Agreement") by and among the Registrant, Genzyme Corporation, a Massachusetts corporation ("Genzyme"), and Sammy Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Genzyme (the "Merger Sub"), pursuant to which the Registrant agreed to be acquired by Genzyme. Subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into the Registrant (the "Merger"), with the Registrant to survive the Merger as a wholly-owned subsidiary of Genzyme, and each outstanding share of the Registrant's Common Stock will be converted into the right to receive
0.1545 shares (the "Exchange Ratio") of Genzyme Biosurgery Division Common Stock, $0.01 par value, a series of Genzyme's common stock designed to reflect the value and track the performance of its Genzyme Biosurgery Division. In addition, each outstanding option and warrant to purchase the Registrant's Common Stock will be converted into an option or warrant to purchase the number of shares of Genzyme Biosurgery Division Common Stock equal to the number of shares of the Registrant's Common Stock subject to such option or warrant multiplied by the Exchange Ratio, and the associated exercise price will be adjusted accordingly. Please refer to the Registration Statement on Form 8-A filed with the Securities and Exchange Commission by Genzyme on December 19, 2000 for a description of Genzyme Biosurgery Division Common Stock.

            The Merger is expected to close in the second or third quarter of 2001, and is subject to approval by the Registrant's stockholders and satisfaction of customary closing conditions. The Merger is structured as a taxable transaction and is expected to be accounted for as a purchase.

            In connection with the Merger Agreement, Genzyme entered into a Stockholder Voting Agreement (the "Voting Agreement"), dated as of April 25, 2001, by and among Genzyme and certain stockholders of the Registrant, pursuant to which such stockholders agreed to vote their shares of the Registrant's Common Stock, representing in the aggregate approximately 12.5% of the Registrant's outstanding Common Stock in favor of the Merger Agreement. Genzyme currently owns approximately 22.2% of the Registrant's Common Stock.

            In a separate letter agreement (the "Letter Agreement"), dated April 25, 2001, Genzyme and the Registrant also agreed to certain additional terms related to the Merger. These terms include modifications to the Registrant's option to issue up to $5 million of shares of the Registrant's Common Stock to Genzyme under their existing Stock Purchase Agreement. As modified, the per share purchase price for the option would be fixed at $0.70 per share or, if the Registrant's Common Stock ceases to be listed on the Nasdaq National Market prior to the purchase date, $0.40 per share. However, if the Merger Agreement is terminated prior to June 15, 2001, the purchase price will be the average closing price of the Company's Common Stock (or, if not then listed, the fair

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market value as determined in good faith by the Board of Directors) for the five consecutive trading days immediately preceding the purchase date. Under the revised terms, the Registrant can exercise the option between June 15, 2001 and July 12, 2001. If the Registrant exercises this option and the applicable conditions to closing are met, the sale of the shares of the Registrant's Common Stock to Genzyme would occur in four installments on each of July 16, 2001, July 31, 2001, August 15, 2001 and August 31, 2001. Genzyme has also agreed to waive specified conditions to its obligation to purchase shares of the Registrant's Common Stock upon exercise of the option, including a requirement that the Registrant's shares of Common Stock be listed on the Nasdaq National Market (the "NNM").

         The Nasdaq Stock Market ("Nasdaq") has informed the Registrant that, based upon the Registrant's Annual Report on Form 10-K, Nasdaq has determined that the Registrant no longer meets the net tangible asset requirement for continued listing on the NNM and that, therefore, Nasdaq is reviewing the Registrant's eligibility for continued listing on the NNM. The Registrant has submitted a plan for achieving compliance. Nasdaq has also informed the Registrant that the Registrant failed to meet the minimum bid requirement of $1.00 for 30 consecutive trading days. Nasdaq has indicated that the Registrant will be provided until July 18, 2001, to demonstrate compliance by trading at or above $1.00 for ten consecutive trading days. If the Registrant is unable to achieve compliance with the minimum bid price on or before July 18, 2001, Nasdaq has indicated that it will deliver written notification of its determination to delist the Registrant's Common Stock from the NNM. The Registrant currently does not meet Nasdaq's independent director standards for purposes of Nasdaq's audit committee membership standards. The Registrant does not expect to meet these standards by June 14, 2001, the final date for Nasdaq listed issuers to certify to Nasdaq that it has and will continue to have an audit committee of at least three members comprised solely of independent directors, each of whom must be able to read and understand fundamental financial statements and one of whom must be financially sophisticated. As a result of the foregoing, there can be no assurance that the Registrant's Common Stock will not be delisted from the NNM.

            A copy of each of the Merger Agreement, the form of Voting Agreement, the Letter Agreement and the press release announcing the transaction are filed herewith as Exhibits 2.1, 99.1, 99.2 and 99.3, respectively, and are incorporated herein by reference in their entirety. The foregoing description of these agreements does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements.



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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      EXHIBITS


EXHIBIT
  NO.                               DESCRIPTION
-------                             -----------

2.1 Agreement and Plan of Merger, dated as of April 25, 2001, by and among the Registrant, Genzyme and Sammy Merger Corp.
99.1 Form of Stockholder Voting Agreement, dated as of April 25, 2001, by and among Genzyme and certain stockholders of the Registrant
99.2 Letter Agreement, dated April 25, 2001, by and between the Registrant and Genzyme
99.3        Press Release dated April 26, 2001





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           FOCAL, INC.


Date:  April 26, 2001                      /s/ Ronald S. Rudowsky
                                           ----------------------------
                                           Ronald S. Rudowsky
                                           President and Chief Executive Officer


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                                   FOCAL, INC.
                                  EXHIBIT INDEX



EXHIBIT
  NO.                               DESCRIPTION
-------                             -----------

2.1 Agreement and Plan of Merger, dated as of April 25, 2001, by and among the Registrant, Genzyme Corporation and Sammy Merger Corp.
99.1 Form of Stockholder Voting Agreement, dated as of April 25, 2001, by and among Genzyme Corporation and certain stockholders of the Registrant
99.2 Letter Agreement, dated April 25, 2001, by and between the Registrant and Genzyme Corporation
99.3        Press Release dated April 26, 2001